UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      August 8, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On August 8, 2014, AdCare Health Systems, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders in Atlanta, Georgia (the “Meeting”). The matters listed below were submitted to a vote of the shareholders of the common stock at the Meeting. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on June 27, 2014. The number of votes cast for and against each proposal and the number of withheld votes, abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors
The shareholders elected the following two individuals to the Company's Board of Directors to serve as Class I directors until the Annual Meeting of Shareholders to be held in 2017, or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The voting results were as follows:

	FOR	WITHHOLD	BROKER NON-VOTES
Christopher F. Brogdon Class I (Three-Year Term)	8,584,064	112,654	6,317,051
Michael J. Fox Class I (Three-Year Term)	7,857,925	838,793	6,317,051

Proposal 2. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Accounting Firm
The shareholders ratified the appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
14,716,393	56,156	241,220	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

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